 FS Investment Corporation II 8-K

Exhibit 10.5

EXECUTION COPY

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT, (this “Agreement”) is made as of December 15, 2014, between FS Investment Corporation II, a Maryland corporation (together with its successors and permitted assigns, the “Lender”), and Schuylkill River LLC, a Delaware limited liability company (the “Borrower”).

PRELIMINARY STATEMENTS

WHEREAS, from time to time, the Borrower will sell certain securities (the “Notes”) to Goldman Sachs Bank USA (the “Purchaser”) pursuant to the September 1996 Version Master Repurchase Agreement, the Annex thereto and the Master Confirmation exchanged thereunder, each dated as of December 15, 2014, and each between the Borrower and the Purchaser (as each may be amended, restated, supplemented or otherwise modified, collectively, the “Repurchase Agreement”);

WHEREAS, from time to time, the Borrower will be required to deliver cash collateral to the Purchaser to satisfy certain margining requirements in accordance with the terms of and under the Repurchase Agreement and the Borrower desires to borrow from the Lender the amount, if any, necessary from time to time to satisfy the Borrower’s obligation to deliver such collateral; and

WHEREAS, the Lender may be willing to make subordinated loans to the Borrower to fund such amounts on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

Section 1.1. Defined Terms. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in the Repurchase Agreement. In addition, the following terms have the following meanings:

“Event of Default” means any event of default specified in Section 5.1.

“LIBOR Rate” means, the rate per annum determined as of the first Business Day of each calendar month equal to the rate determined by the Lender to be the offered rate that appears on the page of the Reuters Screen that displays an average ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) (such page currently being LIBOR01) for deposits in United States dollars with a one-month period. The LIBOR Rate applicable to Loans hereunder will change monthly on the first Business Day of each calendar month.

“Loan” means each loan of funds or each advance made to the Borrower by the Lender pursuant to Section 2.1.

“Maturity Date” means the earlier to occur of (i) the date designated as such in writing by the Borrower and the Lender from time to time and (ii) the date this Agreement is terminated by the Lender pursuant to Section 5.2; provided, that in no event shall the Maturity Date occur prior to the date that is 90 days after the Final Repurchase Date under the Repurchase Agreement.

“Scheduled Expiration Date” means the date that is 364 days after the date hereof, which shall be automatically renewed for one or more additional, successive terms of 364 days each unless either the Borrower or the Lender sends written notice to the other party not less than 30 days prior to the next applicable Scheduled Expiration Date of such party’s desire not to extend the Scheduled Expiration Date for an additional term.

“Spread” means 0.75%.

ARTICLE II.

Section 2.1. Loans to Borrower. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth herein, the Lender, in its sole discretion, may make Loans to the Borrower, from time to time from the date of this Agreement to but excluding the Scheduled Expiration Date, in an aggregate principal amount outstanding at any one time not to exceed FOUR HUNDRED MILLION DOLLARS ($400,000,000), as reduced from time to time as the Maximum Aggregate Facility Size is reduced in accordance with the Repurchase Agreement. The determination of the Lender to make a Loan will also be subject to the conditions that (and the Borrower shall not request a Loan unless) (i) no event has occurred and is continuing, or would occur by the borrowing of the Loan, which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both, would constitute an Event of Default and (ii) the representations and warranties contained in Section 3.1 are true and correct in all material respects on and as of the date of each such Loan and will continue to be true and correct in all material respects after such Loan is made.

Section 2.2. Borrower’s Obligations. The Borrower hereby promises to pay in full the unpaid principal amount of the Loans on the Maturity Date and any and all accrued and unpaid interest on the Loans as more fully set forth in Section 2.4 below. The obligation of the Borrower to pay the principal of and interest on the Loans shall be absolute and unconditional, shall be binding and, to the fullest extent permitted by law, enforceable in all circumstances whatsoever and shall not be subject to setoff, recoupment or counterclaim; provided, however, that the Borrower shall only be obligated to pay principal of and interest on the Loans from distributions of available funds (if any) after satisfaction of the Borrower’s payment and margin maintenance obligations under the Repurchase Agreement and, after termination of the Repurchase Agreement, from funds of the Borrower. The Lender shall maintain on its books and records a register on which it will record each Loan made and each repayment of any Loan and interest thereon. Any such recordation by the Lender shall be presumptively correct, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations hereunder. The register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

Section 2.3. Requests for Loans. Unless otherwise agreed to by the Lender, the Borrower will give the Lender notice of a request for a Loan at least one Business Day prior to the day on which the Borrower wishes to receive the Loan. Subject to the terms and conditions of this Agreement, if agreed to by the Lender, the Lender will make the requested Loan on the Business Day specified in the notice in immediately available funds in accordance with the Borrower’s payment instructions.

Section 2.4. Interest. (a) Interest will accrue on the average daily balance of the unpaid principal amount of the Loans, for each day from the date such Loans are made until they become due or are paid in full, at a rate per annum equal to the sum of the LIBOR Rate then in effect plus the Spread. Should any principal of, or accrued interest on, a Loan not be paid when due, such amount will bear interest from its due date until paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate plus the Spread, then in effect, plus (ii) 200 basis points (2.00%). In no event will the rate of interest hereunder exceed the maximum rate allowed by law. A certificate of the Lender as to determination of the LIBOR Rate, the Spread, the calculation of the interest rate therefrom and the calculation of any interest due and payable will be, absent manifest error, conclusive and binding on the Borrower.

(b)

Interest shall be payable on each Repurchase Date during the term of this Agreement and on the Maturity Date; provided, that if such day is not a Business Day the payment date for such period shall be the Business Day immediately following such day (but in each case only to the extent the Borrower has funds in accordance with Section 2.2 hereof). Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed including the first day but excluding the last day.

Section 2.5. Repayment and Prepayment of the Loans. The outstanding principal amount of all Loans and all accrued and unpaid interest thereon will be due and payable in full on the Maturity Date. The Borrower may prepay any outstanding Loan, in whole or in part, at any time without penalty. Any amounts prepaid may be reborrowed. All payments of principal of and interest on the Loans will be made in lawful money of the United States, in immediately available funds, to the Lender. If any such payment falls due on a day which is not a Business Day, such payment will be due on the next following Business Day. Payments received by the Lender will be applied: first, to accrued and unpaid interest on the Loans, and second, to the principal of the Loans.

Section 2.6. Transfer Restrictions. The Lender may not transfer any interest in the Loans to persons other than affiliates of the Lender that are U.S. Persons for U.S. federal income tax purposes. For this purpose, a “non-U.S. person” is a person other than “U.S. person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

ARTICLE III.

Section 3.1. Representations and Warranties. To induce the Lender to enter into this Agreement and to make Loans in its sole discretion hereunder, the Borrower represents and warrants as follows:

(a)

It is a limited liability company duly organized, validly existing and in good standing solely under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified;

(b)

It has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by it, this Agreement will constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject, as to enforcement, to (i) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Borrower and (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(c)

There does not exist any default or violation by it of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any material agreement or other instrument to which it is a party or by which it is bound (other than defaults under the Repurchase Agreement that the Loan is intended to cure, resolve or alleviate); or (iii) in any material respect, any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law or by any governmental authority, court or agency; and

(d)

At the time of (and immediately after) each Loan is made hereunder, (i) the Borrower is solvent, (ii) the Borrower’s cash on hand is sufficient to satisfy all of its current obligations (other than its obligations under this Agreement and the Repurchase Agreement), (iii) its capitalization, including its equity, is commercially reasonable and adequate to conduct its business as presently contemplated and (iv) the financial capacity of the Borrower to meet its financial commitments under this Agreement is adequate.

ARTICLE IV.

Section 4.1. Compliance with Laws. The Borrower shall comply with all applicable laws, rules and regulations in all material respects.

Section 4.2. Keeping of Records and Books of Accounts. The Borrower shall maintain and keep proper books and records and accounts which enable the Borrower to prepare and issue financial statements in accordance with generally accepted accounting principles and as otherwise may be required by any applicable law, rule or regulation and in which full, true and correct entries shall be made of all of its dealings and business and financial affairs. The Borrower shall permit the Lender to examine and make excerpts from such books and records at such times and as often as the Lender may reasonably request. The Borrower shall permit, upon the request of the Lender, an audit to be conducted of the Borrower’s financial statements and books and records. Any such audit shall be at the Borrower’s expense and shall be conducted by independent accountants selected by the Lender.

Section 4.3. No Distributions. The Borrower will not make any cash or in-kind distributions to its equity holders unless both before and after each such distribution the representations and warranties contained in Section 3.1 above would be true and correct.

ARTICLE V.

Section 5.1. Events of Default. Each of the following shall constitute an Event of Default:

(a)

the Borrower fails to pay, within five Business Days after it is due and payable, any principal of or interest on any of the Loans; provided, that for purposes of this Section 5.1(a) only, no principal or interest shall be considered due and payable on a date that is prior to the Maturity Date; or

(b)

the Borrower fails to perform or observe any other term or condition of any of this Agreement applicable to it and such event or circumstance, if capable of being cured, is not cured within 30 days after written notice thereof is given by the Lender to the Borrower; or

(c)

an Event of Bankruptcy occurs with respect to the Borrower.

Section 5.2. Remedies. Upon the occurrence of an Event of Default, the Lender may do any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by the Borrower): (i) terminate this Agreement and declare the principal of and interest on the Loans and all other sums owing by the Borrower to the Lender under this Agreement forthwith due and payable, whereupon this Agreement will terminate and the principal of, and interest on, the Loans and all such other sums will become forthwith due and payable; and (ii) subject to Section 5.3, exercise all rights granted pursuant to this Agreement, in such order and in such manner as the Lender may, in its sole and exclusive judgment, determine.

Section 5.3. Subordination. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the Lender is deemed to have any interest in any assets of the Borrower, the Lender agrees that all amounts outstanding hereunder and its interest in those assets are subordinate in all respects to claims or rights of the Purchaser pursuant to the Repurchase Agreement; provided, that notwithstanding any rights or remedies available to the Lender under this Agreement, applicable law or otherwise, prior to the time that all secured indebtedness or other secured obligations owned by the Borrower, including the obligations of the Borrower under the Repurchase Agreement, shall have been repaid in full, the Lender shall not, directly or indirectly, seek to accelerate or enforce (judicially or non-judicially) its rights hereunder or assert any claims or interests therein (including, without limitation, by setoff or notification of account debtors). The Lender agrees that this Agreement constitutes a subordination agreement for purposes of Section 510(a) of the United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

ARTICLE VI.

Section 6.1. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and, in the case of an amendment, is signed by all the parties hereto and, in the case of a waiver, is signed by the party granting the waiver and then such waiver shall be effective only in the specific instance and for the specific purpose for which given, in each case with the prior written consent of the Purchaser. To the extent the consent of the Lender is required under this Agreement, the determination as to whether to grant or withhold such consent shall be made by the Lender in its sole discretion without any implied duty toward any other Person, except as otherwise expressly provided herein or therein.

Section 6.2. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic means) and mailed, delivered by nationally recognized overnight courier service, transmitted or delivered by hand, as to each party hereto, at its address set forth on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the specified facsimile number and an appropriate confirmation is received, (ii) if given by mail, five days after being deposited in the United States mails, first class postage prepaid, (iii) if given by recognized courier guaranteeing overnight delivery, the Business Day following such day after such communication is delivered to such courier or (iv) if given by any other means, when delivered at the address specified in this Section 6.2.

Section 6.3. No Waivers; Remedies. No failure or delay by any party hereto in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 6.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party, except as otherwise permitted by this Agreement, and any such purported assignment without such consent shall be void. Notwithstanding the foregoing, after the date hereof, Lender may merge with FS Investment Corporation or engage in some other fundamental change transaction the result of which effectively combines the ownership and/or assets of FS Investment Corporation II and FS Investment Corporation. Notwithstanding anything to the contrary in this agreement, the parties hereto agree that such merger or fundamental change is permitted hereunder without the consent of the other party.

Section 6.5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 6.7. Submission to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETQ OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

Section 6.8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT.

Section 6.9. Bankruptcy Non-Petition and Limited Recourse. Notwithstanding any other provision of this Agreement, the Lender covenants and agrees that it shall not, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after the Final Repurchase Date, institute against, or join any other Person in instituting against, the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any similar proceeding under any federal or state bankruptcy or similar law; provided that nothing in this provision shall preclude or be deemed to stop any other party hereto from taking any action prior to the expiration of the aforementioned one year and one day period in (i) any case or proceeding voluntarily filed or commenced by the Borrower or (ii) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than any other party hereto. The obligations of the Borrower under this Agreement are unsecured obligations. The Lender acknowledges that the Borrower has no assets other than the Notes (subject to the Borrower’s rights and obligations under the Repurchase Agreement) and all amounts owed hereunder are limited recourse obligations payable solely from available funds generated by the Notes (subject to the Borrower’s rights and obligations under the Repurchase Agreement). In addition, no recourse shall be had for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner or security holder of the Borrower or any of its successors or assigns. The provisions of this Section shall survive the termination of this Agreement.

Section 6.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile or electronic mail of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

Section 6.11. Integration. This Agreement, including all exhibits, schedules and appendices and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations, oral or written, with respect to the subject matter hereof

Section 6.12. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

Section 6.13. Survival. The provisions of this Article VI shall be continuing and shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

SCHUYLKILL RIVER LLC,
as Borrower
By:	/s/ Gerald F. Stahlecker
Gerald F. Stahlecker
Executive Vice President

Address for Notices:

Schuylkill River LLC

Cira Centre

2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

Telephone: (215) 495-1169

Telecopy: (215) 222-4649

Attention: Gerald F. Stahlecker

[Signatures continue on next page.]

[Schuylkill River Revolving Credit Agreement]

[Signatures continued from previous page.]

FS INVESTMENT CORPORATION II, as Lender
By:	/s/ Gerald F. Stahlecker
Gerald F. Stahlecker
Executive Vice President

Address for Notices:

FS Investment Corporation II

Cira Centre

2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

Telephone: (215) 495-1169

Telecopy: (215) 222-4649

Attention: Gerald F. Stahlecker

[Schuylkill River Revolving Credit Agreement]